Exhibit 99.1

Columbia Sportswear Company Reports Third Quarter 2026 Financial Results;
Updates Full Year 2026 Financial Outlook

Third Quarter 2026 Highlights
•Net sales increased 2 percent (2 percent constant-currency) to $962.6 million, compared to third quarter 2025.
•Operating income of $109.6 million, or 11.4 percent of net sales, compared to third quarter 2025 operating income of $67.4 million, or 7.1 percent of net sales. Third quarter 2025 operating income included $29.0 million of impairment charges related to prAna and Mountain Hardwear.
•Diluted earnings per share of $1.66, compared to third quarter 2025 diluted earnings per share of $0.95. Third quarter 2025 impairment charges negatively impacted diluted earnings per share by $0.46.
•Exited the quarter with $229.6 million of cash, cash equivalents and short-term investments and no borrowings.

Full Year 2026 Financial Outlook
The following forward-looking statements reflect our expectations as of October 29, 2026 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2026 Financial Outlook section below and the CFO Commentary and Financial Review presentation.
•Net sales of $3.46 to $3.50 billion (prior $3.43 to $3.50 billion), representing net sales growth of 2.0 to 3.0 percent (prior 1.0 to 3.0 percent) compared to 2025.
•Gross margin of 52.1 percent to 52.3 percent (unchanged), including the impact of IEEPA tariff refunds.
•Operating income of $300 to $320 million (prior $290 to $325 million), representing operating margin of 8.7 to 9.1 percent of net sales (prior 8.5 to 9.3 percent).
•Diluted earnings per share of $4.65 to $4.90 (prior $4.45 to $4.90).

PORTLAND, Ore. - October 29, 2026 - Columbia Sportswear Company (NASDAQ: COLM, the “Company”), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced third quarter 2026 financial results for the period ended September 30, 2026.

Chairman and Chief Executive Officer Tim Boyle commented, “We’re pleased to have delivered net sales and EPS growth exceeding our guidance for the third quarter. These results primarily reflected a portion of delayed Fall ’26 wholesale orders shipping earlier-than-expected, improved trends in our U.S. DTC business, and the continued momentum of our international business, despite challenging global macroeconomic conditions.

“Our third quarter performance provides continued tangible signs of progress with our ACCELERATE Growth Strategy. We are particularly encouraged by the momentum building in our Columbia brand U.S. DTC E-Commerce business, which represents the pinnacle expression of our brand.

“While fourth quarter execution will be critical to our full year performance, better-than-expected third quarter performance combined with improving trends in our U.S. business and the shipment of remaining Fall ’26 global wholesale orders gives us the confidence to raise the low end of our full-year revenue and EPS guidance.

“The operating environment remains challenging and uncertain, and we will continue working to elevate the Columbia brand and improve consumer perceptions in the U.S. That said, we are increasingly confident that the Columbia brand ACCELERATE Growth Strategy is gaining traction and putting us on the right track to return to healthy, sustainable growth over the longer-term. We remain focused on what we can control, and will continue executing our strategy and vision to:

•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;
•drive brand engagement with increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence that is digitally-led, omni-channel, and global; and
•empower talent that is driven by our core values.”

CFO’s Commentary and Financial Review Presentation Available Online

For a detailed review of the Company’s third quarter 2026 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the “SEC”) on a Current Report on Form 8-K and published on the Investor Relations section of the Company’s website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy

ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. Last year, the Columbia brand launched its new brand platform “Engineered for Whatever” through a global brand campaign, released certain new products designed with a younger, more active consumer in mind, and re-launched the U.S. Columbia.com website, with enhanced features and photography. The foundational shifts of the ACCELERATE Growth Strategy are continuing to show tangible signs of traction with our target consumers. As the strategy evolves, the Columbia brand is sharpening its focus on strategic pillars, and building credibility, relevance and style in outdoor performance and lifestyle. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.

Third Quarter 2026 Financial Results
(All comparisons are between third quarter 2026 and third quarter 2025, unless otherwise noted.)

Net sales increased 2 percent (2 percent constant-currency) to $962.6 million from $943.4 million for the comparable period in 2025. Sales growth in most of our international markets was partially offset by lower U.S. net sales, which reflected later shipments of Fall 2026 wholesale orders, partially offset by growth in our direct-to-consumer (“DTC”) business.

Gross margin contracted 20 basis points to 49.8 percent of net sales from 50.0 percent of net sales for the comparable period in 2025. Gross margin contraction primarily reflected accommodations to our factory partners, partially offset by the current-period benefit of International Emergency Economic Powers Act (“IEEPA”) tariff refunds previously received.

SG&A expenses were $375.6 million, or 39.0 percent of net sales, compared to $380.9 million, or 40.4 percent of net sales, for the comparable period in 2025.

Impairment of goodwill and intangible assets of $29.0 million related to prAna and Mountain Hardwear in third quarter 2025, compared to no such charges in third quarter 2026.

Operating income of $109.6 million, or 11.4 percent of net sales, compared to operating income of $67.4 million, or 7.1 percent of net sales, for the comparable period in 2025.

Interest income, net of $2.8 million, compared to $2.9 million for the comparable period in 2025.

Income tax expense of $26.8 million resulted in an effective income tax rate of 24.0 percent, compared to income tax expense of $19.0 million, or an effective income tax rate of 26.7 percent, for the comparable period in 2025.

Net income of $84.7 million, or $1.66 per diluted share, compared to net income of $52.0 million, or $0.95 per diluted share, for the comparable period in 2025. Third quarter 2025 impairment charges negatively impacted diluted earnings per share by $0.46.

First Nine Months 2026 Financial Results
(All comparisons are between first nine months 2026 and first nine months 2025, unless otherwise noted.)

Net sales increased 1 percent (flat on a constant-currency basis) to $2,356.0 million from $2,327.1 million for the comparable period in 2025.

Gross margin expanded 220 basis points to 52.3 percent of net sales from 50.1 percent of net sales for the comparable period in 2025. Gross margin expansion primarily reflected an approximate 230 basis point current-period benefit of IEEPA tariff refunds previously received, net of accommodations to our factory partners.

SG&A expenses were $1,065.0 million, or 45.2 percent of net sales, compared to $1,061.0 million, or 45.6 percent of net sales, for the comparable period in 2025.

Impairment of goodwill and intangible assets of $29.0 million related to prAna and Mountain Hardwear in the first nine months of 2025, compared to no such charges in the first nine months of 2026.

Operating income of $182.5 million, or 7.7 percent of net sales, compared to $90.3 million, or 3.9 percent of net sales, for the comparable period in 2025.

Interest income, net of $13.9 million, compared to $14.5 million for the comparable period in 2025.

Income tax expense of $49.5 million resulted in an effective income tax rate of 25.4 percent, compared to $25.2 million, or an effective income tax rate of 23.1 percent, for the comparable period in 2025.

Net income of $145.6 million, or $2.82 per diluted share, compared to $84.1 million, or $1.53 per diluted share, for the comparable period in 2025. The current-period benefit of IEEPA tariff refunds previously received, net of accommodations to our factory partners, benefited diluted earnings per share by $0.85.

Balance Sheet as of September 30, 2026

Cash, cash equivalents, and short-term investments totaled $229.6 million, compared to $236.0 million as of September 30, 2025.

The Company had no borrowings as of either September 30, 2026 or September 30, 2025.

Inventories increased 11 percent to $889.2 million, compared to $800.4 million as of September 30, 2025. Inventory growth primarily reflected higher in-transit inventory from delayed Fall 2026 receipts and earlier production of Spring 2027 inventory. Inventory at quarter-end primarily consisted of current and future season product, with older season inventories representing a manageable portion of total inventory.

Cash Flow for the Nine Months Ended September 30, 2026

Net cash used in operating activities was $280.5 million, compared to $333.4 million for the comparable period in 2025.

Capital expenditures totaled $40.8 million, compared to $46.6 million for the comparable period in 2025.

Share Repurchases for the Nine Months Ended September 30, 2026

The Company repurchased 3,342,569 shares of common stock for an aggregate of $200.0 million, or an average price per share of $59.83.

At September 30, 2026, $226.5 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on December 3, 2026 to shareholders of record on November 19, 2026.

Full Year 2026 and Preliminary First Half 2027 Financial Outlooks

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company’s full year 2026 and fourth quarter 2026 Financial Outlooks, and preliminary first half 2027 commentary are forward-looking in nature, and the following forward-looking statements reflect our expectations as of October 29, 2026, and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company’s Financial Outlook assumes that the current U.S. tariff rates remain in place through the end of this year.

Net sales are expected to increase 2.0 to 3.0 percent (prior 1.0 to 3.0 percent), resulting in net sales of $3.46 to $3.50 billion (prior $3.43 to $3.50 billion), compared to $3.40 billion in 2025. Foreign currency translation is expected to benefit net sales by approximately 50 to 70 basis points (prior 30 to 50 basis points).

Gross margin is expected to expand 160 to 180 basis points resulting in gross margin of 52.1 to 52.3 percent of net sales (unchanged), compared to 50.5 percent of net sales in 2025. Gross margin expectations include an approximate 180 basis-point benefit from IEEPA tariff refunds, net of accommodations to our factory partners.

SG&A expenses, as a percent of net sales, are expected to be 43.8 to 44.0 percent (prior 43.6 to 44.2 percent), compared to SG&A expense as a percent of net sales of 44.2 percent in 2025.

Operating margin is expected to be 8.7 to 9.1 percent of net sales (prior 8.5 to 9.3 percent), compared to operating margin of 6.1 percent of net sales in 2025.

Effective income tax rate is expected to be approximately 25.0 percent (unchanged).

Diluted earnings per share is expected to be $4.65 to $4.90 (prior $4.45 to $4.90), compared to $3.24 in 2025.

Operating cash flow is expected to be $230 to $250 million (prior $290 to $310 million). The change in projected operating cash flow is due to earlier production of Spring 2027 inventory, which is expected to increase our year-end inventory balance.

Capital expenditures are planned to be in the range of $60 to $70 million (prior $65 to $75 million).

Fourth Quarter 2026 Financial Outlook

•Net sales are expected to be $1,108 to $1,145 million, representing growth of 3.5 to 7.0 percent from $1,070 million for the comparable period in 2025. Net sales guidance includes the impact of a higher proportion of Fall 2026 shipments occurring in fourth quarter 2026 in comparison to the timing of Fall 2025 shipments last year.

•Operating income is expected to be 10.8 to 12.0 percent of net sales, compared to operating income of 10.9 percent of net sales for the comparable period in 2025. Operating margin includes a slight expected cost of sales benefit from the remaining IEEPA tariff refunds included in inventory.

•Diluted earnings per share is expected to be $1.85 to $2.10, compared to $1.73 for the comparable period in 2025. This range reflects an estimated effective tax rate of approximately 24.5 percent for the fourth quarter.

Preliminary First Half 2027 Commentary

•Wholesale net sales are expected to grow in the mid-single-digit percent range for the first half of 2027, which reflects an increase of our Spring 2027 wholesale order book, and forecasted effects from reorders, replenishment orders and cancellations.

Conference Call

The Company will hold its third quarter 2026 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company’s website at https://investor.columbia.com.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management’s internal comparisons to our historical net sales results and comparisons to competitors’ net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the “Reconciliation of GAAP to Non-GAAP Financial Measures” table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company’s ability to realize growth opportunities and manage expenses; the Company’s ACCELERATE Growth Strategy and efforts to elevate its brand, inventory levels and composition; share repurchases; financial position; marketing strategies; timing and payment of dividends; the impact of foreign currency translation; the effect of, and any changes to, tariff rates and refunds; and the Company’s expectations regarding its financial results for full year 2026 net sales, gross margin, SG&A expenses, operating margin, effective income tax rate, diluted earnings per share, operating cash flow, and capital expenditures; fourth quarter 2026 net sales, operating margin, effective income tax rate, and diluted earnings per share; and first half 2027 wholesale net sales. Forward-looking statements often use words such as “will,” “anticipate,” “continue,” “estimate,” “expect,” “should,” “may,” “plan,” “intend,” and other words and terms of similar meaning or reference future dates. The Company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customers’ ability to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all and our ability to import product; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time, and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company’s brands are sold in 122 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Investor Relations Contact:
Matt Tucker
(503) 985-1445
InvestorRelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of September 30,
(in thousands)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$216,924	$228,832
Short-term investments	12,655	7,195
Accounts receivable, net	654,427	610,458
Inventories	889,242	800,350
Prepaid expenses and other current assets	82,862	99,494
Total current assets	1,856,110	1,746,329
Property, plant and equipment, net	270,898	282,394
Operating lease right-of-use assets	408,974	429,562
Intangible assets, net	71,221	71,221
Goodwill	5,694	5,694
Deferred income taxes	103,984	112,634
Other non-current assets	73,485	64,713
Total assets	$2,790,366	$2,712,547
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359,609	$244,365
Accrued liabilities	264,072	260,487
Operating lease liabilities	81,819	82,693
Income taxes payable	8,575	5,131
Total current liabilities	714,075	592,676
Non-current operating lease liabilities	376,316	397,618
Income taxes payable	11,771	14,399
Deferred income taxes	2,604	335
Other long-term liabilities	53,838	51,588
Total liabilities	1,158,604	1,056,616
Total shareholders' equity	1,631,762	1,655,931
Total liabilities and shareholders' equity	$2,790,366	$2,712,547

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Net sales	$962,582	$943,425	$2,355,957	$2,327,123
Cost of sales	483,563	471,607	1,123,544	1,162,140
Gross profit	479,019	471,818	1,232,413	1,164,983
Gross margin	49.8%	50.0%	52.3%	50.1%

Selling, general and administrative expenses	375,641	380,892	1,064,969	1,060,991
Impairment of goodwill and intangible assets	—	29,000	—	29,000
Net licensing income	6,231	5,460	15,042	15,311
Operating income	109,609	67,386	182,486	90,303
Interest income, net	2,795	2,870	13,894	14,525
Other non-operating income (expense), net	(837)	732	(1,255)	4,447
Income before income tax	111,567	70,988	195,125	109,275
Income tax expense	26,827	18,983	49,524	25,218
Net income	$84,740	$52,005	$145,601	$84,057

Earnings per share:
Basic	$1.67	$0.95	$2.83	$1.53
Diluted	$1.66	$0.95	$2.82	$1.53
Weighted average shares outstanding:
Basic	50,835	54,540	51,537	55,013
Diluted	50,946	54,558	51,631	55,114

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income	$145,601	$84,057
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	41,094	42,147
Non-cash lease expense	68,356	62,989
Provision for uncollectible accounts receivable	666	1,775
Deferred income taxes	3,693	(3,779)
Share-based compensation	20,431	18,060
Loss on impairment of goodwill and intangible assets	—	29,000
Other, net	2,560	(2,463)
Changes in operating assets and liabilities:
Accounts receivable	(251,413)	(184,166)
Inventories	(201,687)	(94,237)
Prepaid expenses and other current assets	11,551	(27,883)
Other assets	(3,247)	(441)
Accounts payable	(26,118)	(146,916)
Accrued liabilities	(16,795)	(28,433)
Income taxes payable	(3,332)	(25,302)
Operating lease assets and liabilities	(71,678)	(61,754)
Other liabilities	(205)	3,903
Net cash used in operating activities	(280,523)	(333,443)
Cash flows from investing activities:
Purchases of short-term investments	(89,095)	(261,449)
Sales and maturities of short-term investments	432,363	547,181
Capital expenditures	(40,789)	(46,648)
Net cash provided by investing activities	302,479	239,084
Cash flows from financing activities:
Payment of line of credit issuance fees	(843)	—
Proceeds from issuance of common stock related to share-based compensation	2,523	5,264
Tax payments related to share-based compensation	(4,921)	(5,964)
Repurchase of common stock	(200,000)	(171,687)
Cash dividends paid	(46,325)	(49,461)
Net cash used in financing activities	(249,566)	(221,848)
Net effect of exchange rate changes on cash	2,506	13,170
Net decrease in cash and cash equivalents	(225,104)	(303,037)
Cash and cash equivalents, beginning of period	442,028	531,869
Cash and cash equivalents, end of period	$216,924	$228,832
Supplemental disclosures of cash flow information:
Cash paid during the period for income taxes	$46,112	$78,338
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$8,750	$10,323

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(in thousands, except percentage changes)	2026	Translation	2026(1)	2025	% Change	% Change(1)
Geographical net sales:
United States	$540,872	$—	$540,872	$546,690	(1)%	(1)%
Latin America and Asia Pacific	159,453	(1,056)	158,397	143,358	11%	10%
Europe, Middle East and Africa	175,285	964	176,249	164,461	7%	7%
Canada	86,972	1,560	88,532	88,916	(2)%	—%
Total	$962,582	$1,468	$964,050	$943,425	2%	2%

Brand net sales:
Columbia	$826,242	$1,005	$827,247	$803,973	3%	3%
SOREL	82,832	288	83,120	80,964	2%	3%
prAna	30,172	2	30,174	30,375	(1)%	(1)%
Mountain Hardwear	23,336	173	23,509	28,113	(17)%	(16)%
Total	$962,582	$1,468	$964,050	$943,425	2%	2%

Product category net sales:
Apparel, accessories and equipment	$743,907	$766	$744,673	$734,315	1%	1%
Footwear	218,675	702	219,377	209,110	5%	5%
Total	$962,582	$1,468	$964,050	$943,425	2%	2%

Channel net sales:
Wholesale	$636,724	$(116)	$636,608	$634,171	—%	—%
DTC	325,858	1,584	327,442	309,254	5%	6%
Total	$962,582	$1,468	$964,050	$943,425	2%	2%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Nine Months Ended September 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(in thousands, except percentage changes)	2026	Translation	2026(1)	2025	% Change	% Change(1)
Geographical net sales:
United States	$1,283,412	$—	$1,283,412	$1,352,988	(5)%	(5)%
Latin America and Asia Pacific	445,629	(2,775)	442,854	407,901	9%	9%
Europe, Middle East and Africa	463,749	(16,822)	446,927	402,503	15%	11%
Canada	163,167	(1,532)	161,635	163,731	—%	(1)%
Total	$2,355,957	$(21,129)	$2,334,828	$2,327,123	1%	—%

Brand net sales:
Columbia	$2,072,617	$(20,698)	$2,051,919	$2,035,439	2%	1%
SOREL	136,277	(567)	135,710	141,995	(4)%	(4)%
prAna	80,158	(6)	80,152	79,026	1%	1%
Mountain Hardwear	66,905	142	67,047	70,663	(5)%	(5)%
Total	$2,355,957	$(21,129)	$2,334,828	$2,327,123	1%	—%

Product category net sales:
Apparel, accessories and equipment	$1,864,368	$(15,436)	$1,848,932	$1,857,437	—%	—%
Footwear	491,589	(5,693)	485,896	469,686	5%	3%
Total	$2,355,957	$(21,129)	$2,334,828	$2,327,123	1%	—%

Channel net sales:
Wholesale	$1,356,149	$(14,369)	$1,341,780	$1,351,158	—%	(1)%
DTC	999,808	(6,760)	993,048	975,965	2%	2%
Total	$2,355,957	$(21,129)	$2,334,828	$2,327,123	1%	—%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.